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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 19, 2001 relating to the financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of CDW Computer Centers, Inc. for the year ended December 31, 2000. We also consent to the incorporation by reference of our reports dated January 18, 2002 relating to the financial statements and financial statement schedule, which appear in the Current Report on Form 8-K of CDW Computer Centers, Inc. dated March 11, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 18, 2002